 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Elimination of 6.5% Mandatory Convertible Preferred Stock and 12% Convertible Preferred Stock

On December 9, 2014, the Company’s Board of Directors approved the elimination of the Company’s 6.5% Mandatory Convertible Preferred Stock (“6.5% Preferred Stock”). No shares of the 6.5% Preferred Stock were then outstanding. On December 11, 2014, the Company filed a Certificate of Elimination with the Secretary of State of Delaware effecting the elimination of the Certificate of Designations with respect to the 6.5% Preferred Stock. As a result of the filing of the Certificate of Elimination, all references to the 6.5% Preferred Stock were eliminated from the Company’s Certificate of Incorporation.

Also on December 9, 2014, the Company’s Board of Directors approved the elimination of the Company’s 12% Convertible Preferred Stock (“12% Preferred Stock”). No shares of the 12% Preferred Stock were then outstanding. On December 11, 2014, the Company filed a Certificate of Elimination with the Secretary of State of Delaware effecting the elimination of the Certificate of Designations with respect to the 12% Preferred Stock. As a result of the filing of the Certificate of Elimination, all references to the 12% Preferred Stock were eliminated from the Company’s Certificate of Incorporation.

Restated Certificate of Incorporation

On December 11, 2014, the Company filed with the Secretary of State of Delaware a Restated Certificate of Incorporation which restates and integrates all amendments to date and does not further amend the provisions of the Corporation’s Certificate of Incorporation. A copy of the Restated Certificate of Incorporation is attached to this report as Exhibit 3.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Hecla Mining Company. *

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      December 12, 2014

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel

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